UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2021

KNOW LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30262	90-0273142
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Union Street, Suite 810

Seattle, Washington 98101

(Address of principal executive office)

(206) 903-1351

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01 Other Events.

In September 2020, Know Labs, Inc. (the “Company”) engaged Texas Biomedical Research Institute (“Texas Biomed”) to test its Particle™ bulb’s ability to inactivate the SARS-CoV-2 virus, the virus that causes COVID-19. On February 24, 2021, preliminary results were issued and confirmed by Texas Biomed that the Particle bulb can successfully inactivate the SARS-CoV-2 virus. The test results demonstrated a 95% reduction in the SARS-CoV-2 virus solution after 5 hours of exposure to the Particle bulb; a 99% reduction in 6 hours; and a 99.9% reduction in 8 hours. This data is still undergoing quality control verification and is not final. Nevertheless, it represents a material achievement for the Company and its subsidiary Particle, Inc., and potentially delivers a new resource for the control of the COVID-19 spread. A final report with official results will be published by Texas Biomed. A further announcement will be issued upon receipt and review of the final report.

Texas Biomed https://www.txbiomed.org/ is an independent, non-profit biomedical research institute specializing in infectious diseases. Home to a CDC-regulated biosafety level-4 laboratory, Texas Biomed develops vaccines and therapies to successfully treat some of the world’s deadliest diseases, including COVID-19. Texas Biomed performs both independent, grant-funded research and contract research for several national agencies and is supported by philanthropic organizations.

Particle is an everyday light bulb that both illuminates and safely disinfects surfaces at your home, office, or business. It works like a normal light bulb and fits standard light fixtures. It is available for pre-orders at its website, www.particlebulb.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: KNOW LABS, INC.

By: /s/ Ronald P. Erickson

Ronald P. Erickson

Chairman of the Board

March 2, 2021